Exhibit 4.2


WA-1                                                        Warrant to Purchase
                                                               **           **
                                                          Shares of Common Stock

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON SUCH EXERCISE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH STATE SECURITIES LAWS, AND THE INVESTOR SHALL HAVE DELIVERED TO THE ISSUING COMPANY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUING COUNSEL AS TO THE AVAILABILITY OF SUCH EXEMPTION.

           Void after 5:30 P.M. New York City time on January 25, 2011

              SERIES A(1) REDEEMABLE COMMON STOCK PURCHASE WARRANT

                                       OF

                         LAWRENCE CONSULTING GROUP, INC.

 This Warrant is Subject to Redemption as provided in Section 10 of this Warrant

      This is to certify that, FOR VALUE RECEIVED,                      , or
registered assigns ("Holder"), is entitled to purchase, on the terms and subject to the provisions of this Warrant, from Lawrence Consulting Group, Inc., a Delaware corporation (the "Company"), at an exercise price (the "Exercise
Price") of one and 10/100 dollars ($1.10) per share,                 (         )
shares of common stock, par value $.0001 per share ("Common Stock"), of the Company at any time during the period (the "Exercise Period") commencing on the Commencement Date, as hereinafter defined, and ending at 5:30 P.M. New York City time, on January 25, 2011; provided, however, that if such date is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which such banks are not authorized to close. The Commencement Date shall mean the date of the filing of a certificate of amendment to the Company's certificate of incorporation which increases the Company's authorized capital stock to 10,000,000 shares of preferred stock and 50,000,000 shares of Common Stock. The number of shares of Common Stock to be issued upon the exercise or conversion of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time in the manner set forth in this Warrant. The shares of Common Stock deliverable upon such exercise or conversion, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares," and the exercise price for the purchase of a share of Common Stock pursuant to this Warrant in effect at any time, as the same may be adjusted from time to time, is hereinafter sometimes referred to as the "Exercise Price."

---------------------------------

(1) The Series B Common Stock Purchase Warrant is the same as the Series A Common Stock Purchase Warrant except that the warrants are numbered WB and the exercise price is $1.65 per share.

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This Warrant was issued pursuant to a subscription agreement (the "Subscription
Agreement") between the Company and the initial holder of this Warrant. The Holder shall have the registration rights with respect to the Warrant Shares as set forth in the Registration Rights Provisions to the Subscription Agreement.

      1. Exercise of Warrant. This Warrant may be exercised in whole at any time or in part from time to time during the Exercise Period by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. Payment of the Exercise Price may be made either by check (subject to collection) or wire transfer in the amount of the Exercise Price. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, or upon delivery of the notice of conversion or exercise without delivery of this Warrant as provided in the Purchase Agreement, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

      2. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise or conversion of this Warrant and that it shall not increase the par value of the Common Stock.

      3. Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise or conversion of this Warrant, the Company shall round the number of shares of Common Stock to be issued to the next higher integral number of shares

      4. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of Section 11 of this Warrant, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

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

      5. Rights of the Holder. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant, the Purchase Agreement and the Registration Rights Agreement and are not enforceable against the Company except to the extent set forth herein and therein.

      6. Adjustments To Exercise Price. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows:

      (a) In case the Company shall, subsequent to the effectiveness of a two-for-one stock distribution on or about the date of the closing pursuant to the Subscription Agreement whereby the Company issued one additional share of Common Stock for each share of Common Stock outstanding on the record date, (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares or otherwise effect a stock split or distribution, or
(iii) combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a reverse split, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Section 6(a) shall occur.

      (b) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to this Section 6, the number of shares of Common Stock issuable upon exercise or conversion of this Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant in effect on immediately prior to the adjustment by the Exercise Price then in effect and dividing the product so obtained by the Exercise Price, as adjusted. In no event shall the Exercise Price per share be less than the par value per share, and, if any adjustment made pursuant to said
Section 6 would result in an Exercise Price which would be less than the par value per share, then, in such event, the Exercise Price per share shall be the par value per share; provided, however, that the limitation contained in this sentence shall not affect the number of shares of Common Stock issuable upon exercise or conversion of this Warrant.

      (c) In the event that at any time, as a result of an adjustment made pursuant to this Section 6, the Holder of any Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Sections 6.

      (d) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this and similar Warrants initially issued by the Company.

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

      7. Officer's Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 6 of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price and the adjusted number of shares of Common Stock issuable upon exercise of each Warrant, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder, and the Company shall, forthwith after each such adjustment, mail, by certified mail, return receipt requested and by telecopier and e-mail, a copy of such certificate to the Holder at the Holder's address set forth in the Company's Warrant Register.

      8. Notices To Warrant Holders. So long as this Warrant shall be outstanding, (a) if the Company shall pay any dividend or make any distribution upon Common Stock (other than a regular cash dividend payable out of retained earnings) or (b) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or
(c) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail, return receipt requested, to the Holder, at least fifteen days prior to the date specified in clauses (i) and (ii), as the case may be, of this
Section 8 a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

      9. Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 9 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. Notwithstanding the foregoing, in the event that, as a result of any merger, consolidation, sale of assets or similar transaction, all of the holders of Common Stock receive and are entitled to receive no consideration other than cash in respect of their shares of Common Stock, then, at the

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

effective time of the transaction, the rights to purchase Common Stock pursuant to the Warrants shall terminate, and the holders of the Warrants shall, notwithstanding any other provisions of this Warrant, receive in respect of each Warrant to purchase one (1) share of Common Stock, upon presentation of the Warrant Certificate, the amount by which the consideration per share of Common Stock payable to the holders of Common Stock at such effective time exceeds the Exercise Price in effect on such effective date, without giving effect to the transaction. In the event that, in such a transaction, the value of the consideration to be received per share of Common Stock is equal to or less than the Exercise Price, the Warrants shall automatically terminate and no consideration will be paid with respect thereof.

      10. Right of Redemption.

      (a) (i) Commencing July 1, 2006, the Company shall have the right at any time, on not less than thirty (30) days written notice given prior to the Redemption Date, to redeem the then outstanding Warrants at the Redemption Price of one cent ($.01) per share of Common Stock issuable upon exercise of the Warrants, provided the Market Price of the Common Stock shall equal or exceed the "Target Price" and the "Trading Volume" shall equal or exceed the "Target Volume" on each trading day in the twenty (20) trading days prior to the date that the Company calls the Warrants for redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, and sent by telecopier and e-mail not later than five (5) business days after the date the Warrants are called for redemption. All Warrants must be redeemed if any Warrants are redeemed.

      (ii) As used in this Section 10, the following terms shall have the meanings set forth below:

      (A) "Redemption Date" shall mean the date on which the Warrants are to be redeemed as set forth in the notice of redemption from the Company to the Holders of the Warrants, as the same may be extended pursuant to Section 10(b)(ii) of this Warrant.

      (B) "Market Price" shall mean the closing bid price of the Common Stock, as reported by the principal stock exchange or market if the Common Stock is traded on the New York or American Stock Exchange or the Nasdaq Stock Market, otherwise as reported by Bloomberg L.P.

      (C) "Target Price" shall mean two hundred percent (200%) of the Exercise Price of the Warrants.

      (D) "Trading Volume" shall mean the daily trading volume in the Common Stock. as reported by the principal stock exchange or market if the Common Stock is traded on the New York or American Stock Exchange or the Nasdaq Stock Market, otherwise as reported by Bloomberg L.P..

      (E) "Target Volume" shall mean one hundred thousand (100,000) shares.

      (F) The date on which the Warrants are called for redemption is the date on which the Company's board of directors takes action to call the Warrants for redemption.

      (b) Notwithstanding any other provision of this Section 10:

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      (i) The Company shall not call the Warrants for redemption unless there is, at the time the Warrants are called for redemption and at all times from the date that the Warrants are called for redemption until the Redemption Date, a current and effective registration statement or a post-effective amendment to the registration statement covering the issuance and sale of the Warrant Shares. In the event that, at any time subsequent to the date on which the Warrants are called for redemption, the shares of Common Stock issuable upon exercise or conversion of the Warrants are not subject to a current and effective registration statement, the Company's right to call the Warrants for redemption shall terminate with respect to all Warrants that have not then been exercised or converted. Nothing in the preceding sentence shall be construed to prohibit or restrict the Company from thereafter calling the Warrants for redemption in the manner provided for, and subject to the provisions of, this Section 10.

      (ii) If, during the period between the date the Warrants are called for redemption and the Redemption Date (whether such date is determined pursuant to Section 10(a) of this Warrant or as extended pursuant to this Section 10(b)(ii)), the Market Price is less than the Target Price for more than five
(5) consecutive trading days, the Redemption Date shall be postponed for two (2) trading days for each trading day after such five (5) day period that the Market Price is less than the Target Price.

      (c) The notice of redemption shall specify (i) the Redemption Price, (ii) the date fixed for redemption of the Warrants (the "Redemption Date"), (iii) the place where the Warrant Certificates shall be delivered and the Redemption Price shall be paid, and (iv) that the right to exercise the Warrants shall terminate at 5:30 p.m. (New York City time) on the trading day immediately preceding the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Holder (x) to whom notice was not mailed or (y) whose notice was defective. An affidavit of the Chief Financial Officer of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      (d) Any right to exercise or convert a Warrant shall terminate at 5:30 p.m. (New York City time) on the trading day immediately preceding the Redemption Date. After such time, Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price without interest, subject to the provisions of applicable laws relating to the treatment of abandoned property.

      11. Transfer to Company with the Securities Act Of 1933. Neither this Warrant or the Warrant Shares nor any other security issued or issuable upon exercise of this Warrant may be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an exemption from the registration requirements of such Act.

Dated as of January 25, 2006            LAWRENCE CONSULTING GROUP, INC.



                                        By:
                                           --------------------------------
                                           Elizabeth Plaza, CEO


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

                                  PURCHASE FORM



Dated:           , 20__


The undersigned hereby irrevocably exercises this Warrant to the extent of purchasing _______ shares of Common Stock and hereby makes payment of $____________ in payment of the Exercise Price therefor.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:_________________________________________________________________
              (Please typewrite or print in block letters)



Signature:____________________________________________________________

Social Security or Employer Identification No.________________________

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED,___________________________________________________

hereby sells, assigns and transfer unto

Name__________________________________________________________________
              (Please typewrite or print in block letters)

Address_______________________________________________________________

Social Security or Employer Identification No.________________________

The right to purchase Common Stock represented by this Warrant to the extent of _________shares as to which such right is exercisable and does hereby irrevocably constitute and appoint __________________ attorney to transfer the same on the books of the Company with full power of substitution.

Dated:         , 20


Signature_________________________________________

Signature Medallion Guaranteed:


__________________________________________________



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